EXHIBIT 10.1

AMENDMENT TO
SETTLEMENT AGREEMENT

This is an agreement between New York Health Care, Inc. and Emerald Asset Management, Inc. and Yitz Grossman (the Parties), relating to the March 6, 2006 settlement agreement between the Parties; wherein Emerald Asset and Grossman have, heretofore, agreed to not demand the cash portion of said settlement agreement, until such time as New York Health Care (or any future entity of New York Health Care) receives any additional monies from any source.

/s/ Dennis O’Donnell                    04/17/06
New York Health Care, Inc.                  Date

/s/ Yitz Grossman                      04/17/06
Individually and                                                                    Date
on behalf of Emerald Asset
Management, Inc.